UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any ne or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In June 2015 CIL&D, LLC (the “Company”) sold its formerly wholly-owned subsidiary, Kaiser Eagle Mountain, LLC (“KEM”), to Eagle Mountain Acquisition LLC (“Buyer”). As part of the consideration for the sale of KEM, the Buyer gave to the Company, among other things, Buyer’s Junior Secured Note (“Junior Note”). The Junior Note was in the original principal amount of $19,000,000 bearing interest at 5.71% per annum. With the payment of a senior note in February 2016 that was given by Buyer to the Company as a part of the sale transaction, Buyer timely exercised its option to extend the maturity date of the Junior Note from February 29, 2016, to May 31, 2025. Interest on the Junior Note accrues and becomes a part of the principal balance of the Junior Note. The Junior Note provides that the principal amount of the note would increase to $33,106,581 in order to compensate the Company for the full expected value of the Junior Note if the Junior Note was not paid on or before March 31, 2016. Since Buyer did not pay the Junior Note on or prior to March 31, 2016, the principal balance of the Junior Note increased to $33,106,581 as of April 1, 2016. Additionally, the Junior Note requires three separate financial risk payments of (i) $5,000,000 at May 31, 2018, (ii) $7,000,000 at February 28, 2019, and (iii) $8,000,000 at September 30, 2020, if the Junior Note remains outstanding as of those dates and the financing for the proposed Eagle Mountain pump storage hydro-electric project at Eagle Mountain has not closed by such dates (each a “Financial Risk Amount”). Each Financial Risk Amount is not paid in cash but is added to the outstanding principal amount of the Junior Note at the time the Financial Risk Amount is due. As of July 1, 2020, the outstanding principal amount of the Junior Note is approximately $45 million since the Junior Note has not been paid in full. On September 30, 2020, the outstanding principal amount of the Junior Note was scheduled to increase to approximately $53 million if such note has not been paid in full by that date. The first two Financial Risk Amounts bear interest at eight percent (8.00%) per annum and the interest is paid in cash monthly. If the third Financial Risk Amount should occur, all of the Financial Risk Amounts, thereafter, would bear interest at twelve percent (12%) per annum and the interest would be paid in cash monthly. Each Financial Risk Amount has a stated maturity of May 31, 2025. As of the date of this Report on Form 8-K, Buyer has timely paid the monthly cash interest payments on the Financial Risk Amounts that are outstanding. There are certain events that accelerate payment of the Junior Note and the Financial Risk Amounts, in whole or in part, such receipt of construction financing for the planned hydro-electric pumped storage project to be constructed and operated on land owned or controlled by KEM and the occurrence of an event of default under the Junior Note, the terms of the Financial Risk Amounts and/or the documents securing their payment and performance.

Due to the current economic and other circumstances impacting the electric energy industry and market in California, including but not limited to, the consequences of the wildfires caused or allegedly caused by some of the major electrical utilities in California over the last several years, the bankruptcy of a major electrical utility company in California and the impacts of the COVID-19 pandemic, the Company was approached about modifying the interest rates of the Junior Note. Those discussions concluded on July 24, 2020, when the Company agree to reduce the interest rates in the Junior Note by fifty percent (50%) effective as of July 1, 2021, assuming the Junior Note has not been paid in full by such date, and provided that: (i) all payments due under the Junior Note are current; (ii) there is no event of default with regard to the Junior Note; and (iii) funding for payment of an additional year’s interest is in place. Accordingly, if the Junior Note is not paid in full by June 30, 2021, and the other conditions outline above are met, starting July 1, 2021, the 5.71% interest rate would be reduced to 2.855% and the 12% interest rate on the Financial Risk Amounts would be reduced from 12% to 6%. With these changes staring July 1, 2021, assuming the Junior Note is paid in full on its final maturity date in May 2025, the total amount due pursuant to the Junior Note, as amended, would be approximately $49,700,000. If the interest rates remained unchanged, the total amount due pursuant to the Junior Note at final maturity would be approximately $53,100,00. All other material terms of the Junior Note are unchanged. The various collateral documents for the Junior Note were updated to reflect the amendment to the Junior Note.

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 1, 2018, the Buyer began making cash interest payments to the Company in accordance with the terms of Junior Note. As a result, and in accordance with the Company’s Second Amended and Restated Limited Liability Company Operating Agreement, as amended (“Operating Agreement”), required distributions on the Company’s Class C and D Units were determined and approved as of July 29, 2020, for interest payments received from January 2020 through July 2020. The total amount required to be distributed on the Class C and D Units as a result of the interest payments received by the Company from January 2020, through July 2020, was approximately $22,115.60. The Class C Units and Class D Units are held by current and former officers of the Company and such units represent an incentive program that was adopted by the Company in 2002 to replace an incentive bonus program that was terminated in 2002. Under the terms of the Operating Agreement, the distributions on the Class C Units and the Class D Units are to be made within 45 days following receipt of any amount on which a distribution on the Class C and D Units is payable. However, for the administrative convenience of the Company, the holders of the Class C and Class D Units are temporarily allowing the deferral from time-to time of the payment of the distributions due them.

In addition, pursuant to the terms of the Amended and Restated Liquidation Manager Agreement dated April 10, 2013, between the Company and Richard E. Stoddard (“Liquidation Director Agreement”), Mr. Stoddard is to be paid incentive compensation based upon a percentage of the “Gross Collected Proceeds” as defined in the Liquidation Director Agreement less the cumulative amount of the monthly consulting fees paid to him, which monthly fees terminated December 31, 2014. As a result of previous transactions, the threshold to trigger an incentive payment to Mr. Stoddard was achieved in July 2016. Thus, due to the collection of interest on the Junior Note for the period from January 2020 through July 2020, Mr. Stoddard was paid as of July 29, 2020, approximately $16,213.75 in incentive compensation pursuant to the terms of the Liquidation Director Agreement. This represents 60% of the total possible incentive compensation from the interest payments received from January 2020 through July 2020. For this time period on which the incentive compensation is now being paid, an additional 30% ($8,106) is due if there should be a future distribution on the Company’s Class A Units and the final 10% ($2,702) is payable at the time of the final dissolution of the Company assuming Mr. Stoddard is the Managing Liquidation Director at such time. Under the terms of the Liquidation Director Agreement, the incentive payments due Mr. Stoddard are to be made within seven days following receipt of any amount on which an incentive payment is payable. However, for the administrative convenience of the Company, Mr. Stoddard is temporarily allowing the deferral from time-to-time of the payment of the incentive payments that are otherwise due and payable to him within seven days.

ITEM 8.01	OTHER EVENTS

NO ASSURANCE OF FUTURE DISTRIBUTIONS. The Company is in voluntary liquidation and dissolution. There is no assurance that there will be any future distributions on the Company’s Class A Units. As previously disclosed, the liquidation and dissolution process involves substantial risks and uncertainties. Accordingly, it is not possible to predict the timing of future distributions, if any, to the Class A unitholders or the aggregate amount of any future distributions if made. There is no market for the Company’s Class A Units and the Class A Units cannot be transferred except upon death or by operation of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: July 31, 2020	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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